Exhibit 10.4

                       CARD PROGRAM MANAGEMENT AGREEMENT

This Card Program Management Agreement (the "Agreement") dated as of November 19, 2007 (the "Effective Date") is entered into by and between MERCHANT PROCESSING INTERNATIONAL, INC. whose address is 18500 Von Karman suite 530
Irvine, CA  92612   ("Program Manager") and METABANK, DBA META PAYMENT SYSTEMS,
whose address is 2500 S. Minnesota Ave, CitySioux Falls, StateSouth Dakota PostalCode57105 ("Bank"). Each may be referred to here in as a "Party" or collectively as "Parties".
     WHEREAS,     Bank  is  a  principal  member  of  MasterCard  International
Incorporated ("MasterCard"), Visa, U.S.A., Inc. ("Visa"), and various other electronic payment networks, and is in the business of issuing Cards and establishing Settlement Accounts for the settlement of Card transactions; and
     WHEREAS, Bank wishes to market and promote certain prepaid, stored value or payment cards (collectively, "Card(s)") to the public, as of means of gaining new Bank customers, increasing Bank deposits and increasing Bank fee revenues; and
     WHEREAS, Program Manager is in the business of marketing Cards and implementing programs to consumers and corporations that include the distribution and usage of Cards ("Programs") and can provide services, either directly or through subcontractors, to support Card Programs; and
     WHEREAS, Bank desires to retain Program Manager to market, offer and support Card Programs approved by Bank, using Cards issued by Bank; and WHEREAS, Program Manager desires to market Programs with Cards issued by Bank and to provide support services for such Programs on behalf of Bank bearing the mark of one or more electronic payment networks, to consumers subject to the terms and conditions hereof;
NOW, THEREFORE, in consideration of the mutual covenants and conditions hereinafter set forth, the Parties hereto, intending to be legally bound, agree as follows:
                            ARTICLE I - DEFINITIONS
SECTION  1.1     DEFINITIONS
     Except as otherwise specifically indicated, the following terms shall have the following meanings in this Agreement (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
     "CARD" means any stored value, prepaid, payment or account access device or number issued by Bank under authority from one or more electronic payment networks. For purposes of this Agreement, a Card does not include any credit card or product that accesses credit.
     "CARDHOLDER" means (i) a person who is issued a Card, and/or (ii) uses the Card to make a Transaction.
"CARDHOLDER FUNDS" means a pooled custodial account associated with one or more Cards, and held by Bank for the benefit of the Cardholders.
     "CARDHOLDER AGREEMENT" means the agreement between Bank and a Cardholder governing the terms and conditions applicable to the use of a Card.
     "GOVERNMENTAL REQUIREMENTS" means collectively all statutes, codes, ordinances, laws, regulations that may apply to Cards, and all related rules, orders and decrees of all governmental authorities (including without limitation federal, state and local governments, governmental agencies and quasi-governmental agencies).
      "MARK" means the service marks and trademarks of a System or Bank, including but not limited to, the names and other distinctive marks or logos, which identify a System and Bank.
     "PROCESSING SERVICES" means those services which are necessary to issue and service a Card and process a transaction in accordance with Government
Requirements,  Rules,  or  any  Regulatory  Authority.
     "PROGRAM" means a system of services approved by Bank under which a specific list of Cardholders subject to a Cardholder Agreement utilizes a Card to submit Transactions into a System utilizing a Settlement Account to access
Cardholder Funds. This Agreement contemplates that Program Manager may be permitted by Bank to offer multiple Programs hereunder, each subject to the terms hereof and the prior written approval of Bank. (For purposes of calculating the contract minimums as described in Schedule A, a new Program is initiated through the concept document or the equivalent thereof being filed with any System. Additional minimums shall not be charged merely by the addition of a new co-brander).
     "PROGRAM REVENUE" means all income derived from a Cardholder's use of a Card or participation in a Program.
     "REGULATORY AUTHORITY" means, as the context requires, the State of placeStateSouth Dakota; the Federal Deposit Insurance Corporation; the Office of Thrift Supervision; and any Federal or state agency having jurisdiction over Bank or Program Manager.
"RULES" means the by-laws and operating rules of any System, the published policies and procedures of Bank, as promulgated by Bank's Board of Directors in good faith to ensure the continued safety and soundness of Bank.
 "SETTLEMENT" means the movement and reconciliation of funds between Bank and System members in accordance with the Rules.
"SETTLEMENT ACCOUNT" means the account maintained by Bank used for Settlement of all transactions initiated by use of a Card(s) by or on behalf of a Cardholder. "SYSTEM" means MasterCard, VISA, Cirrus, Plus, and/or any other electronic payment network for transmitting items and

Settlement  thereof.
     "TRANSACTION" means using a Card to do any of the following: (i) to make a purchase; (ii) to obtain a credit for a previous purchase; (iii) to obtain cash from a terminal or automated teller machine ("ATM"); (iv) to make a bill payment or other payment to a third party; (v) to transfer value to another card or account; (vi) the initial funds loaded on a Card; or (vii) to add further funds or to "reload" a Card.

                  ARTICLE II - GENERAL DESCRIPTION OF PROGRAMS
SECTION  2.1     PURPOSE
     The purpose of this Program is to develop, market, and implement Bank products for use in conjunction with Programs that offer consumers a convenient and secure mechanism for making purchases and payments subject to the Rules and Governmental Requirements. Bank hereby appoints Program Manager as Bank's authorized delegate and representative to (i) market and offer Cards that meet Bank requirements; (ii) to develop, market and offer Programs that utilize Cards; and (iii) to perform such services hereunder to support the Cards and Programs, solely in accordance with the terms of this Agreement.

                    ARTICLE III - DUTIES OF PROGRAM MANAGER

SECTION  3.1     MARKETING
     Program Manager, at its sole expense, shall develop Programs and promote and market Cards and Programs to prospective customers, in accordance with the Bank's instructions. All Card products and Programs, together with any promotions, marketing materials, Card design, and use of Marks related thereto, are subject to prior approval by Bank and System prior to use. Bank shall be identified on all marketing material for Cards and Programs contemplated in this Agreement. Program Manager agrees that Bank in its reasonable discretion may terminate the marketing or issuance of Cards for any Program at any time.

SECTION  3.2     PRINTING  OF  CARDS  AND  CARDHOLDER  AGREEMENTS
     Bank shall at all times determine the terms and conditions, including any applicable fees, charged with respect to all Cards issued hereunder. Bank shall be the contracting party under all Cardholder Agreements and shall enter into a Cardholder Agreement with each Cardholder. The relationship with each Cardholder shall be owned by Bank. All Cards and Cardholder Agreements shall identify Bank as the issuer of the Cards. All Cards shall include such other names, Marks, and disclosures as may be required to conform to Governmental Requirements, Regulatory Authority, and Rules.
     The terms and conditions contained in the Cardholder Agreements shall be determined solely by Bank and may be amended by Bank, from time to time, upon notice to Program Manager. Program Manager, at its sole expense, shall be responsible for printing and distributing the Cardholder Agreement and any amendments thereto to Cardholders as directed by Bank.

SECTION  3.3     ACCESS  TO  PROGRAM  DOCUMENTS  AND  INFORMATION
     Bank shall have access to all information and documents it reasonably requests with regard to any activity contemplated by this Agreement.

SECTION  3.4     PROCESSING  SERVICES
     Program Manager, at its sole expense, shall provide for Processing Services. Any processor retained by Program Manager to provide Processing
Services must be approved in advance by Bank, and must have executed a Processing Services agreement with Bank. A list of pre-approved processors may be obtained from Bank, upon Program Manager's request.

SECTION  3.5     REIMBURSEMENT  ACCOUNT

                       [Confidential Pricing Information]

         ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF PROGRAM MANAGER

SECTION  4.1     REPRESENTATIONS  AND  WARRANTIES

     Program  Manager  represents  and  warrants  to  Bank  as  follows:

     (a) Program Manager has the full power and authority to execute and deliver this Agreement, to perform all its obligations under this Agreement and other agreements which must be executed to effect the services contemplated herein.
     (b) Except as otherwise disclosed, neither Program Manager nor any principal of Program Manager has been subject to the following:
          (i) Criminal conviction (except minor traffic offenses and other petty offenses);
          (ii) Any unpaid Federal or state tax lien;
          (iii) Administrative or enforcement proceedings commenced by the Securities and Exchange Commission, any state securities regulatory authority, Federal Trade commission, federal or state bank regulator, or any other state or federal regulatory agency; or
          (iv) Restraining order, decree, injunction, or judgment in any proceeding or lawsuit, alleging fraud or deceptive practice on the part of Program Manager or any principal thereof. For purposes of this subparagraph, the word "principal" shall include any person directly or indirectly owning ten percent (10%) or more of Program Manager, any officer or director of the Program Manager or any person actively participating in the control of Program Manager's business.
     (c) There is not pending or threatened against Program Manager, any litigation or proceeding, judicial, tax or administrative, the outcome of which might materially adversely affect the continuing operations of Program Manager. Attached to this Agreement is a list and brief description of all pending lawsuits in which Program Manager is a party.
     (d) Program Manager has delivered to Bank complete and correct copies of its balance sheets and related statements of income and cash flow. Program Manager's financial statements, subject to any limitation stated therein, which have been or which hereafter will be furnished to Bank will fairly represent the financial condition of the Program Manager.
     (e) Program Manager agrees that, at Bank's sole discretion, Bank, its authorized representatives, or agents and any government entity with regulatory or supervisory authority over Bank (collectively the "Auditing Party"), shall have the right to inspect, audit, and examine all of Program Manager's facilities, records and personnel relating to the Program at any time during normal business hours upon reasonable notice. The Auditing Party shall have the right to make abstracts from Program Manager's books, accounts, data, reports, papers, and computer records directly pertaining to the subject matter of this Agreement, and Program Manager shall make all such facilities, records, personnel, books, accounts, data, reports, papers, and computer records available to the Auditing Party for the purpose of conducting such inspections and audits.

                    ARTICLE V - COVENANTS OF PROGRAM MANAGER
SECTION  5.1     COVENANTS
     Program  Manager  covenants  and  agrees  with  Bank  as  follows:
     (a) It will comply with all applicable laws, rules, regulations and ordinances, Government Requirements, the Rules and any rules, orders and regulations issued by the Regulatory Authorities (collectively "Legal
Requirements")  that  relate  to  Program  Manager's  business,  the  Program
Manager's Program(s), this Agreement, or the matters and transactions contemplated herein.
     (b) Program Manager will provide on an ongoing basis, at least once each calendar year, updated balance sheets and related statements of income and cash flow.
     (c) All written consumer complaints received by Program Manager, relating to the Card or its use, will be immediately reported to Bank. Such report shall include the name and address of the complaining Cardholder, a brief summary of the Cardholder's complaint, and when resolved a brief summary of how the complaint was resolved.
     (d) Any litigation or court proceedings filed against Program Manager, relating to the Card or its use, will be immediately reported to Bank. Such report shall include a copy of the court papers or proceedings, together with a summary of the Program Manager's position with respect to the matter, the name and address of Program Manager's counsel handling the matter, and the likelihood of settlement of such matter.
     (e) Any correspondence, written or verbal, provided by Program Manager to any state or Regulatory Authority, shall be approved in writing in advance by Bank.

                          ARTICLE VI - DUTIES OF BANK
SECTION  6.1     MEMBERSHIPS  IN  SYSTEM
     Bank, as a principal member of the System, shall support the sponsorship and registration of Program Manager as a marketing agent or service provider of Bank with each System, as applicable. However, the Parties hereto acknowledge and agree that Program Manager assumes all risk that the Program Manager or any Program may not be approved by any System and in any such event Program Manager agrees to pay all compensation due hereunder to the Bank, including, without limitation, the minimum monthly Transaction fees.

SECTION  6.2     ASSESSMENT,  DEVELOPMENT  AND  APPROVAL  OF  PROGRAMS
     Bank shall work closely with Program Manager to develop Programs that meet Bank's strategic objectives and customer goals.

Any Programs proposed by Program Manager shall be reviewed and assessed by Bank, and shall be approved or declined in Bank's sole discretion.

SECTION  6.3     ISSUER  OF  CARDS  AND  APPROVAL  OF  CARDHOLDERS
     Bank shall be the issuer of all Cards hereunder. To do so, Bank shall sponsor a BIN for the Cards and will maintain a Program whereby it issues Cards marketed and promoted by Program Manager pursuant to this Agreement. In addition, with respect to Card Programs that establish an ongoing relationship with the Cardholder, Bank shall review customer information regarding each such Cardholder, and shall be responsible for ensuring that each such Cardholder meets Bank's Customer Identification Program as required by applicable law. Bank will also regularly screen all Cardholders through Bank's screening system implemented to comply with Office of Foreign Assets Control (OFAC) regulations.

SECTION  6.4     SETTLEMENT
     Bank shall provide for Settlement for all Cards issued by Bank. To facilitate Settlement, Bank has established or will establish one or more
Settlement Account(s) owned by Bank. Program Manager agrees all Cardholder Funds shall be held in an account owned and controlled solely by Bank.

SECTION  6.5     SUPERVISION  AND  OVERSIGHT
     At all times, Bank shall be responsible for supervising and overseeing Program Manager's performance of services hereunder and the results of the various Programs developed and implemented jointly with Program Manager. Bank shall review reports and financials from the Programs, and shall meet regularly with Program Manager, on at least an annual basis, to discuss the results of the Program(s) (including any problems, losses or complaints, and any changes or modifications that may be necessary to ensure the viability of the Program(s).

SECTION  6.6     LEGAL  COMPLIANCE
     Bank will comply with all federal statutes, rules, laws and regulations, all rules, orders and decrees of the Office of Thrift Supervision, and Rules that relate to the Bank's performance of its duties and obligations pursuant to this Agreement.

                    ARTICLE VII - COMPENSATION AND EXPENSES

                       [Confidential Pricing Information]

                     ARTICLE VIII - LIMITATION OF LIABILITY

SECTION  8.1     NO  SPECIAL  DAMAGES
     Neither Party shall be liable to the other for any indirect, incidental, consequential, punitive or exemplary damages, however, that the limitations set forth in this Section shall not apply to or in any way limit the third party indemnity obligations under this Agreement.

SECTION  8.2     DISCLAIMERS  OF  WARRANTIES
     Bank specifically disclaims all warranties of any kind, express or implied, arising out of or related to this Agreement, including without limitation, any warranty of marketability, fitness for a particular purpose or non-infringement, each of which is hereby excluded by agreement of the parties.

SECTION  8.3     LIABILITIES OF PROGRAM MANAGER FOR SYSTEM, REGULATORY AND OTHER
CLAIMS
     Program Manager shall be liable to Bank for any and all liabilities and every loss, cost, expense, claim, demand, and cause of action (including, without limitation, the cost of investigating the claim, the cost of litigation and reasonable attorneys' fees, whether or not legal proceedings are instituted and whether paid or incurred, as the case may be) by or on behalf of any Cardholder, Regulatory Authority, System, or other third party as a result of any of Program Manager's Program(s) or the Program Manager's failure to fully comply with the Legal Requirements.

                  ARTICLE IX - TERM OF PROGRAMS AND AGREEMENT
SECTION  9.1     TERM
     The term of this Agreement shall commence on the Effective Date and continue for three (3) years (the "Initial Term") unless terminated earlier as provided below. After the Initial Term, the Agreement shall automatically extend for additional periods of one year each (a "Renewal Term") unless either party terminates this Agreement for any reason by providing written notice to the other at least 120 days prior to the commencement of the next Renewal Term.

SECTION  9.2     TERMINATION  OF  AGREEMENT
     (a) Either Bank or Program Manager shall have the right to terminate this Agreement upon occurrence of one or more of the following events:

          (i) Failure by the other party to observe or perform, in any material respect, that party's obligations to the other party hereunder, so long as the failure is not due to the actions or failure to act of the terminating party, but only if the failure continues for a period of (A) thirty (30) days after the non-performing party receives written notice from the other party specifying the failure in the case of a failure not involving the payment of money, or (B) ten (10) days after the non-performing party receives written notice from the other party specifying the failure in the case of a failure to pay any amount then due hereunder; provided, however, that Bank, in its sole discretion, may terminate this Agreement without such a cure period if a substantially similar material failure has previously occurred. Notwithstanding the foregoing, if Program Manager fails to obtain Bank's prior approval of marketing materials as set forth in Section 3.1, the following penalties shall be assessed by Bank in its sole discretion:

                       [Confidential Pricing Information]

          (ii) In the event any financial statement, representation, warranty, statement or certificate furnished to it by the other party in connection with or arising out of this Agreement is adverse to the terminating party and is untrue, misleading or omits material information, as of the date made or delivered.

          (iii) A party (A) voluntarily or involuntary (and such involuntary petition or proceeding is not dismissed within sixty (60) days)commences (or is the subject of, as the case may be) any proceeding or filing any petition seeking relief under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, liquidation or similar law, (B) applies for or consents to the appointment of a receiver, trustee, custodian, sequestrator or similar official for such party or for a substantial part of its property or assets, (C) makes a general assignment for the benefit of creditors, (D) commences the winding up or liquidation of its business or affairs, or (E) takes corporate action for the purpose of effecting any of the foregoing.

          (iv) Upon any change to or enactment of or change in interpretation or enforcement of any law or regulation which would have a material adverse effect upon such Party's ability to perform its obligations or such Party's costs/revenues with respect to the Program.

          (v) Violation by either Party of any material federal or applicable state law relating to the performance of this Agreement.

          (vi) Upon direction from any Regulatory Authority or System to cease or materially limit performance of the rights or obligations under this Agreement.

     (b) Notwithstanding the foregoing, Bank shall be entitled at any time, upon at least one hundred eighty (180) days prior written notice to Program Manager to terminate Bank's participation in any Program. Such termination will not affect or impact any other Cards or Programs implemented hereunder. In the event the Bank exercises its right to terminate any Cards or Programs under this subsection 9.2(b), the Bank will assist the Program Manager to ensure a smooth transition for Program Manager with any affected Cardholders as set forth in
Section  9.3  below.

SECTION  9.3     TERMINATION  AND  TRANSITION  ASSISTANCE
     (a) In the event: (i) any Cards or any Programs are terminated by Bank without cause pursuant to Section 9.2(b); or (ii) this Agreement is terminated by Program Manager due the a material default by the Bank; then, upon Program Manager's request, the Bank will take commercially reasonable steps to permit the relevant Bank Identification Numbers ("BINs") to be transferred to another issuing financial institution.

     (b) In the event that: (i) the Bank elects to terminate any Card or any Program; or (ii) this Agreement is terminated for any reason, the Parties will cooperate to provide a smooth and orderly wind-down of the Program or Programs involved.

     (c) In no event will any Parties make any public statement or customer communication regarding the termination or wind-down of this Agreement, or any Cards or Programs without the express prior written approval of both Bank and Program Manager, which approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Program Manager agrees that Bank may communicate the termination or expiration of this Agreement with any party that Program Manager has contracted with to provide any Processing Services, marketing, or other service with regard to the Program.

     (d) In the event of termination, Program Manager agrees to transfer all Cardholder servicing 800 numbers and /or URL's to the Bank as part of any wind-down. [Confidential Pricing Information]

                          ARTICLE X - CONFIDENTIALITY

SECTION  10.1     CONFIDENTIAL  INFORMATION
     The term "Confidential Information" shall mean this Agreement and all proprietary information, data, trade secrets, business information and other information of any kind whatsoever which (a) a Party ("Discloser") discloses, in writing, orally or visually, to the other Party ("Recipient") or to which Recipient obtains access in connection with the negotiation and performance of this Agreement, and which (b) relates to (i) the Discloser, (ii) in the case of Program Manager, Bank and its customers and or associates, or (iii) consumers who have made confidential or proprietary information available to Program Manager and/or Bank. The definition of Confidential Information shall include Customer Information as described below.

SECTION  10.2     COMPLIANCE  WITH  THE  GRAMM-LEACH-BLILEY  ACT
     The purpose of this section is to ensure that this Agreement conforms to the applicable provisions of the Gramm-Leach-Bliley Act (the "Act"). Program Manager acknowledges and agrees that "Non Public Personal Information" and "Personally Identifiable Financial Information" (as defined in Sections 573.3(n) and (o) respectively of the Office of Thrift Supervision Regulations on Privacy of Consumer Information published at 12 CFR Chapter V) about Bank's customers and Cardholders shall be considered as confidential and proprietary information of Bank, and shall not be disclosed to or shared with any third party without prior written consent of Bank. Program Manager agrees to implement and maintain appropriate measures designed to meet the objectives of the guidelines establishing standards for safeguarding Non Public Personal Information and Personally Identifiable Financial Information as adopted from time to time by the Office of Thrift Supervision. Except as provided in, and subject to the limitations stated herein, Program Manager will not compile, use, sell or otherwise distribute any lists of Bank's customers/Cardholders nor use the names, account numbers or any other Non Public Personal Information and Personally Identifiable Financial Information about customers or Cardholders to compile, use, sell or distribute lists or data for use by Program Manager, its subsidiaries or affiliates, or by any third parties. Program Manager will instruct its employees, agents and contractors (including the processor) as to the confidentiality of the Non Public Personal Information and Personally Identifiable Financial Information and will not disclose any such Non Public Personal Information or Personally Identifiable Financial Information to any third party or entity. Program Manager also agrees that any dissemination of the aforementioned confidential Non Public Information or

     Personally Identifiable Financial Information within its own business entity and to agents and contractors shall be restricted to "a need to know basis" for the purpose of performance hereunder. Program Manager shall protect any Non Public Personal Information and Personally Identifiable Financial Information from disclosure with no less than the same degree of care afforded by Program Manager to its own Confidential Information. The foregoing restrictions on disclosure of Non Public Personal Information and Personally Identifiable Financial Information shall apply for so long as is required under applicable statutes and regulations. All Program Manager obligations and undertakings relating to Non Public Personal Information and Personally Identifiable Financial Information shall survive the termination of this Agreement for whatever reason.

     Program Manager agrees and represents to Bank that it (or its processor) will implement a security program including measures designed to be in compliance with Payment Card Industry standards and to meet the objectives of the Interagency Guidelines Establishing Standards for Safeguarding Customer Information (the "Guidelines"). Bank has the right to make reasonable requests to inspect, during normal business hours and upon 30 days advance written notice, Program Manager' Program, associated audit reports, summaries of test results or equivalent measures taken by Program Manager or the processor to ensure that its security measures meet the objectives of the Guidelines in accordance with the Rules and this Agreement.

     In carrying out the above-described obligations to secure and protect the respective Confidential Information of Bank, Program Manager agrees that it will protect the Confidential Information of Bank and will require any of its service providers or subcontractors to protect and safeguard the Confidential Information of Bank to the same degree required of Program Manager.

     Program Manager agrees that in the event there is a breach of security resulting in unauthorized disclosure of the Confidential Information of Bank, Program Manager will promptly notify Bank of such breach, the nature of such breach, and the corrective action taken to respond to the breach.

SECTION  10.3     DISCLOSURE  TO  EMPLOYEES  AND  AGENTS.
     Each of the Parties, as Recipient, hereby agrees on behalf of itself and its employees, officers, affiliates, agents, representatives, contractors and subcontractors that Confidential Information will not be disclosed or made available to any person for any reason whatsoever, other than on a "need to know basis" and then only to: (a) its employees and officers; (b) subcontractors and other third-parties specifically permitted under this Agreement, provided that all such persons are subject to a confidentiality agreement which shall be no less restrictive than the provisions of this Section; (c) independent contractors, agents, and consultants hired or engaged by Recipient, provided that all such persons are subject to a confidentiality agreement which shall be no less restrictive than the provisions of this Section; and (d) as required by law or as otherwise permitted by this Agreement, either during the term of this Agreement or after the termination of this Agreement. Prior to any disclosure of Confidential Information as required by law, the Recipient shall (i) notify the Discloser of any, actual or threatened legal compulsion of disclosure, and any actual legal obligation of disclosure immediately upon becoming so obligated, and (ii) cooperate with the Discloser's reasonable, lawful efforts to resist, limit or delay disclosure. Nothing in this Section shall require any notice or other action by Bank in connection with requests or demands for Confidential Information from bank examiners or for compliance purposes.

SECTION  10.4     NON-SOLICITATION  OF  EMPLOYEES
     The Parties agree that during the term of this Agreement each Party will not seek out or induce any person (by offering employment or otherwise) who is an employee of the other Party to terminate their employment.

SECTION  10.5     RETURN  OF  MATERIALS
     Upon the termination or expiration of this Agreement, or at any time upon the request of a Party, the other Party shall return (or destroy if so directed by the other Party) all Confidential Information, including Customer Information, in the possession of such Party or in the possession of any representative, contractor or third party otherwise required by this Agreement or applicable law. If destroyed, such destruction of Confidential Information shall be designated by a certificate executed by an officer of the Party which was responsible for such destruction.

SECTION  10.6     EXCEPTIONS
     With the exception of the obligations related to Customer Information, the obligations of confidentiality in this Section shall not apply to any information which a Party rightfully has in its possession when disclosed to it by the other Party, information which a party independently develops, information which is or becomes known to the public other than by breach of this Section or information rightfully received by a party from a third party without the obligation of confidentiality.

SECTION  10.7     MEDIA  RELEASES
All media releases, public announcements and public disclosures by either Party, or their representatives, employees or agents, relating to this Agreement or the name or logo of Bank or Program Manager, any Bank or Program Manager affiliate or supplier, including, without limitation, promotional or marketing material, but not including any disclosure required by legal, accounting or regulatory requirements beyond the reasonable control of the releasing Party, shall be coordinated with and approved by the other Party in writing prior to the release thereof.

                             ARTICLE XI - INSURANCE

SECTION  11.1     INSURANCE
     Program Manager shall maintain, throughout the term of this Agreement, appropriate comprehensive general liability (which shall include contractual liability), errors and omissions, bodily injury, property damage, and employee theft and dishonesty insurance policies, the limit of which shall be no less than a combined single limit of [Confidential Pricing Information].

                        ARTICLE XII - GENERAL PROVISIONS

SECTION 12.1     INDEMNIFICATION
     (a) Program Manager covenants and agrees to indemnify and hold harmless Bank, its parent, or subsidiaries and their respective officers, directors, employees and permitted assigns, as such, against any losses, costs or expenses arising from any legal action, claim, demand or proceedings brought against any of them as a result of: (i) any misrepresentation, breach of representation or warranty or failure to fulfill a covenant of this Agreement on the part of Program Manager; (ii) any act or omission of Program Manager or its contractors, providers or representatives which violates any Legal Requirement;
(iii) any claim or action against the Bank related to any state or local law, rule regulation, or ordinance; (iv) any claim or action by any state regulatory agency, subdivision, or attorney general relating to any of Program Manager's Program(s); or (v) any claim relating to obligations owed to or by Program Manager or any third party retained by it. Provided, however, that this provision shall not apply if such claim arises out of (i) an act of fraud, embezzlement or criminal activity by Bank, (ii) willful misconduct or bad faith by Bank, or (iii) the failure of Bank to comply with, or to perform its obligations under, this Agreement.

     (b) Bank covenants and agrees to indemnify and hold harmless Program Manager and its parent, subsidiaries or affiliates, and their respective officers, directors, employees, and permitted assigns, as such, against any losses, costs or expenses arising from any legal action, claim, demand, or proceedings brought against any of them as a result of: (i) any misrepresentation, breach of representation or warranty or failure to fulfill a covenant of this Agreement on the part of Bank; (ii) any act or omission of Bank or its contractors, providers or representatives which violates any federal statutes, rules, laws or regulations, any rules, orders or decrees of the Office of Thrift Supervision, or Rules; or (iii) any claim relating to obligations owed to or by Bank or any third party retained by it (except to the extent that Program Manager has agreed to fulfill such obligation under this Agreement). Provided, however, that this provision shall not apply if such claim arises out of (i) an act of fraud, embezzlement or criminal activity by Program Manager or its contractors, providers or representatives, (ii) negligence, willful misconduct or bad faith by Program Manager or its contractors, providers or representatives, or (iii) the failure of Program Manager or its contractors, providers or representatives to comply with, or to perform its obligations under, this Agreement.

     (c) If any claim or demand is asserted against any Party or Parties (individually or collectively, the "Indemnified Party") by any person who is not a party to this Agreement in respect of which the Indemnified Party may be entitled to indemnification under the provisions of subsections (a) or (b) above, written notice of such claim or demand shall promptly be given to any Party or Parties (individually or collectively, the "Indemnifying Party") from whom indemnification may be sought. The Indemnifying Party shall have the right, by notifying the Indemnified Party within ten (10) days of its receipt of the notice of the claim or demand, to assume the entire control (subject to the right of the Indemnified Party to participate at the Indemnified Party's expense and with counsel of the Indemnified Party's choice) of the defense, including, at the Indemnifying Party's expense, employment of counsel subject to the approval of Indemnified Party, which approval shall not be unreasonably withheld. Indemnifying Party shall not compromise or settle the matter without the consent of Indemnified Party, which consent shall not be unreasonably withheld. If the Indemnifying Party gives notice to any Indemnified Party that the Indemnifying Party will assume control of the defense of the matter the Indemnifying Party will be deemed to have waived all defenses to the claims for indemnification by the Indemnified Party with respect to that matter. Any damage to the assets or business of the Indemnified Party caused by a failure of the Indemnifying Party to defend, compromise or settle a claim or demand in a reasonable and expeditious manner, after the Indemnifying Party has given notice that it will assume control of the defense, shall be included in the damages for which the Indemnifying Party shall be obligated to indemnify the Indemnified Party.

SECTION  12.2     DISCLOSURE
     (a) Each Party shall promptly notify the other of any action, suit, proceeding, facts and circumstances, and the threat of reasonable prospect of same, which might give rise to any indemnification hereunder or which might materially and adversely affect either Party's ability to perform this Agreement.
     (b) Each Party represents and warrants to the other that it has no knowledge of any pending or threatened suit, action, arbitration or other proceedings of a legal, administrative or regulatory nature, or any governmental investigation, against it or any of its affiliates or any officer, director, or employee which has not been previously disclosed in writing and which would materially and adversely affect its financial condition, or its ability to perform this Agreement.

SECTION  12.3     RELATIONSHIP  OF  PARTIES
     Bank and Program Manager agree they are independent contractors to each other in performing their respective obligations hereunder. Nothing in this Agreement or in the working relationship being established and developed hereunder shall be deemed, nor shall it cause, Bank and Program Manager to be treated as partners, joint ventures, or otherwise as joint associates for profit. Notwithstanding the foregoing, to extent required by applicable law Bank's appointment of Program Manager as Bank's authorized representative will establish an agency relationship, limited strictly to the rights, duties and obligations as set forth herein. Accordingly, Program Manager hereby agrees as follows:
     (a) Program Manager shall serve as Bank's representative or agent for purposes of rendering the marketing, solicitation, sales and distribution services and other related services as set forth herein.
     (b) Program Manager acknowledges Bank's right to monitor and review the activities Program Manager performs for Bank hereunder;
     (c) Program Manager acknowledges the statutory authority of Bank's regulator, the Office of Thrift Supervision ("OTS") to regulate and examine and take an enforcement action against the Program Manager with respect to the activities performed by Program Manager as agent or representative of the Bank;
     (d) Program Manager acknowledges that Bank has provided the Program Manager with information and training designed to insure that Program Manager will be adequately educated about the Bank's products and services offered hereunder, including the distinctions between insured and non-insured products, and relevant law that may apply to the marketing, solicitation, and customer service activities instituted on behalf of Bank hereunder;
     (e) Program Manager acknowledges that Bank will review and update the training material on an annual basis and will ensure that Program Manager receives training as needed; Program Manager's training records will be made available for review by OTS examiners;
     (f) Program Manager acknowledges that Bank must adopt a detailed compliance program to ensure adequate monitoring, supervision, and control over the Program Manager and the activities that the Program Manager performs on behalf of the Bank. Such oversight includes ensuring Program Manager's own anti-money laundering compliance programs are detailed, thorough, and implemented accurately and fully.
     (g) Program Manager acknowledges that Bank will undertake an annual review of the compliance program conducted under the auspices of the Bank's compliance officer to determine if Program Manager is operating in compliance with the Bank's established policies and procedures regarding the marketing, solicitation, customer service, or other activities related to the Bank's authorized banking products or services;
     (h) Program Manager acknowledges that Bank will institute a system for tracking and resolving consumer complaints involving Cards and Programs hereunder in a timely manner and will provide an annual report regarding consumer complaints and their resolution to the Bank's board of directors;
     (i) Program Manager acknowledges that a review and approval process will be undertaken by Bank for all Card and Program disclosures, advertising, and other promotional material;
     (j) Program Manager acknowledges that the Bank and Program Manager, in its capacity as the Bank's authorized delegate and representative, are both subject to control and supervision by the appropriate OTS Regional Office or OTS Headquarters. This control and supervision includes, but is not limited to, the ability to require that Bank obtain OTS's approval (or non-objection) before entering into a contractual arrangement with Program Manager and the right of the OTS to approve specific contractual language;
     (k) Program Manager acknowledges that the OTS may require both Bank and the Program Manager, in its capacity as the Bank's authorized delegate and representative to submit periodic reports to OTS;
     (l) Program Manager acknowledges that the OTS may require the Bank to modify or terminate its relationship with the Program Manager at any time; and
     (m) The OTS may institute any other requirements or conditions that the OTS deems appropriate for that particular purpose.

SECTION  12.4     REGULATORY  EXAMINATIONS  AND  FINANCIAL  INFORMATION
Program Manager agrees to submit to any examination which may be required by any Regulatory Authority or System with audit and examination authority over Bank, to the fullest extent of such Regulatory Authority or System. Program Manager shall also provide to Bank any information, which may be required by any Regulatory Authority or System in connection with their audit or review of Bank or the Program and shall reasonably cooperate with such Regulatory Authority or System in connection with any audit or review of Bank. Program Manager shall furnish Bank, at Program Manager expense, with audited financial statements prepared by a certified public accountant. Program Manager shall also provide such other information as Bank, Regulatory Authorities, or the System may from time to time reasonably request with respect to the financial condition of Program Manager and such other information as Bank may from time to time reasonably request with respect to third parties contracted with Program Manager.

SECTION  12.5     GOVERNING  LAW
     The Parties acknowledge that Bank, as a federally charted savings bank, is regulated by the Office of Thrift Supervision, and is therefore subject to federal law, and entitled to preemption from state laws to the fullest extent permitted by law. In any matters not so preempted (if any) this Agreement shall be governed by the internal laws, and not by the laws regarding conflicts of laws, of the State of placeStateSouth Dakota. Each Party hereby submits to the jurisdiction of the courts of such state, and (subject to the Bank's reservation of preemption rights above) waives any objection to venue with respect to actions brought in such courts.

SECTION  12.6     SEVERABILITY
     In the event that any part of this Agreement is deemed by a court, Regulatory Authority, System, or other public or private tribunal of competent jurisdiction to be invalid or unenforceable, such provision shall be deemed to have been omitted from this Agreement. The remainder of this Agreement shall remain in full force and effect, and shall be modified to any extent necessary to give such force and effect to the remaining provisions, but only to such extent.

SECTION  12.7     SURVIVAL
     All representations, warranties, and covenants contained herein shall survive any termination or expiration of this Agreement. In addition to the representations, warranties, and covenants contained here, the Parties agree that the following sections will survive termination: Article VIII (Limitation of Liability); Article X (Confidentiality); Article XII (General Provisions).

SECTION  12.8     SUCCESSORS  AND  THIRD  PARTIES
     Except as limited by Section 12.9, this Agreement and the rights and obligations hereunder shall bind, and inure to the benefit of the Parties and their successors and permitted assigns.

SECTION  12.9     ASSIGNMENTS
     The rights and obligations of Program Manager under this Agreement are personal and may not be assigned either voluntarily or by operation of law, without prior written consent from Bank. Any such purported assignment without the express written consent of Bank is null and void and of no force or effect.

SECTION  12.10     NOTICES
     All notices, requests and approvals required by this Agreement shall be in writing addressed/directed to the other Party at the address and facsimile set forth below, or at such other address of which the notifying Party hereafter receives notice in conformity with this section. All such notices, requests, and approvals shall be deemed given upon the earlier of receipt of facsimile transmission during the normal business day or actual receipt thereof. All such notices, requests and approvals shall be addressed to the attention of:
     Bank  to:               MetaBank
                             dba  Meta  Payment  Systems
                             2500  S.  Minnesota  Ave.
                             Sioux  Falls,  SD  57105
                             Attention:  General  Counsel
                             Facsimile  Number:  (605)  977-7501

     With  Copy  to:         Brad  Hanson,  President
                             Meta  Payment  Systems
                             4900  South  Western  Avenue
                             Sioux  Falls,  SD  57108
                             Facsimile  Number:  (605)  782-1701

     Program Manager to:     MERCHANT  PROCESSING  INTERNATIONAL,  INC.

                             18500  VON  KARMAN  SUITE  530
                             IRVINE,  CA  92612
                             Attention: ROBERT CHRISTIANSEN, VICE PRESIDENT Facsimile Number: 949-910-0775
                             Tax  Identification  Number:  20-3219617

SECTION 12.11     WAIVERS
     Neither Party shall be deemed to have waived any of its rights, power, or remedies hereunder except in writing signed by an authorized agent or representative of the Party to be charged. Either Party may, by an instrument in writing, waive compliance by the other Party with any term or provision of this Agreement on the part of the other Party to be performed or complied with. The waiver by either Party of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

SECTION  12.12     ENTIRE  AGREEMENT;  AMENDMENTS
     This Agreement constitutes the entire Agreement between the Parties and supersedes all prior agreements, understandings, and arrangements, oral or written, between the Parties with respect to the subject matter hereof. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the Party against whom enforcement of any such modification or amendment is sought.

SECTION 12.13     COUNTERPARTS
     This Agreement may be executed and delivered by the Parties in counterpart, each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

SECTION 12.14     DISPUTES
     (a) Duty to Notify. In the event of any dispute, controversy, or claim arising out of or relating to this Agreement or the construction, interpretation, performance, breach, termination, enforceability or validity thereof (hereinafter, a "Dispute"), the Party raising such Dispute shall notify the other promptly and no later than sixty (60) days from the date of its discovery of the Dispute. In the case of a Dispute relating to account or transaction statements or similar matter, the failure of a party to notify the other party of such Dispute within sixty (60) days from the date of its receipt shall result in such matter being deemed undisputed and accepted by the party attempting to raise such Dispute.

     (b) Cooperation to Resolve Disputes. The Parties shall cooperate and attempt in good faith to resolve any Dispute promptly by negotiating between persons who have authority to settle the Dispute and who are at a higher level of management than the persons with direct responsibility for administration and performance of the provisions or obligations of this Agreement that are the subject of the Dispute.

     (c) Arbitration. Any Dispute which cannot otherwise be resolved as provided in paragraph (b) above shall be resolved by arbitration conducted in accordance with the commercial arbitration rules of the American Arbitration Association, and judgment upon the award rendered by the arbitral tribunal may be entered in any court having jurisdiction thereof. The arbitration tribunal shall consist of a single arbitrator mutually agreed upon by the Parties, or in the absence of such agreement within 30 days from the first referral of the Dispute to the American Arbitration Association, designated by the American Arbitration Association. The place of arbitration shall be placeCitySioux Falls, StateSouth Dakota, unless the Parties shall have agreed to another location within 15 days from the first referral of the Dispute to the American Arbitration Association. The arbitral award, which may include the attorney's fees of the prevailing party, shall be final and binding. The Parties waive any right to appeal the arbitral award, to the extent a right to appeal may be lawfully waived. Each Party retains the right to seek judicial assistance: (i) to compel arbitration,
(ii) to obtain interim measures of protection prior to or pending arbitration,
(iii) to seek injunctive relief in the courts of any jurisdiction as may be necessary and appropriate to protect the unauthorized disclosure of its proprietary or confidential information, and (iv) to enforce any decision of the arbitrator, including the final award. In no event shall either Party be entitled to punitive, exemplary or similar damages.

     (d) Confidentiality of Proceedings. The arbitration proceedings contemplated by this Section shall be as confidential and private as permitted by law. To that end, the Parties shall not disclose the existence, content or results of any proceedings conducted in accordance with this Section, and materials submitted in connection with such proceedings shall not be admissible in any other proceeding, provided, however, that this confidentiality provision shall not prevent a petition to vacate or enforce an arbitral award, and shall not bar disclosures required by any laws or regulations.

SECTION 12.15     HEADINGS
     The table of contents, various captions and section headings in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to any Section are to such Section of this Agreement.

SECTION  12.16     DRAFTING  PRESUMPTION

Program Manager and Bank agree that they participated in the drafting of this Agreement and, in the event that any dispute arises in the interpretation or construction of this Agreement, no presumption shall arise that either one party or the other drafted this Agreement.


                            SIGNATURE PAGE TO FOLLOW

     IN WITNESS WHEREOF, this Agreement is executed by the Parties' authorized officers or representatives and shall be effective as of the date first above written.


PROGRAM  MANAGER                      METABANK,  DBA  PLACEMETA  PAYMENT SYSTEMS

By: ________________________________  By: ______________________________________

Name: ______________________________  Name: ____________________________________

Title: _____________________________  Title: ___________________________________

                                   SCHEDULE A

                       [Confidential Pricing Information]